UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

INFINERA CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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Infinera Corporation

169 Java Drive

Sunnyvale, CA 94089

NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 13, 2008

10:00 a.m. Pacific Time

Dear Stockholder:

You are cordially invited to attend the 2008 Annual Meeting of Stockholders of Infinera Corporation, a Delaware corporation (the “Company” or “Infinera”). Notice is hereby given that the meeting will be held on May 13, 2008, at 169 Java Drive, Sunnyvale, CA 94089 at 10:00 a.m. Pacific Time for the following purposes:

1.	To elect one Class I director for a term of three years or until his successor has been duly elected and qualified;

2.	To ratify the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 27, 2008; and

3.	To transact any other business properly brought before the meeting or any adjournment or postponement thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the 2008 Annual Meeting of Stockholders (the “Annual Meeting”) is March 14, 2008. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof. A list of our stockholders will be maintained and open for examination by any of our stockholders, for any purpose germane to the Annual Meeting, during regular business hours at the address listed above for ten days prior to the meeting.

We are pleased to inform you that Infinera will be utilizing the recent Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the Internet. The new rules allow us to provide our stockholders with the information they need, while lowering the cost of delivery and reducing the environmental impact of our Annual Meeting. Pursuant to these new rules, instead of mailing a printed copy of the Company’s proxy materials to each stockholder we have elected to provide access to our proxy materials over the Internet. Accordingly, with the exception of certain of our largest stockholders who will receive printed copies of the Company’s proxy materials by mail, stockholders of record at the close of business on March 14, 2008 will receive a Notice of Internet Availability of Proxy Materials and may vote at the Annual Meeting and any postponements or adjournments of the meeting. We expect to mail the Notice of Internet Availability of Proxy Materials by April 3, 2008, at least 40 calendar days prior to the Annual Meeting date.

Whether or not you expect to attend the meeting in person it is important that your shares are represented. If you do not wish to vote in person or you will not be attending the Annual Meeting you may vote by proxy. You can vote by proxy over the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials. Alternatively, you may follow the procedures outlined in the Notice of Internet Availability of Proxy Materials to request a paper proxy card to submit your vote by mail; likewise, you may vote by mail or by telephone IF you are receiving these materials by mail. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must provide a valid proxy issued in your name from that record holder.

On behalf of our Board of Directors, thank you for your participation in this important annual process.

By Order of the Board of Directors,

/S/ MICHAEL O. MCCARTHY, III
Michael O. McCarthy, III Chief Legal Officer and Secretary

Sunnyvale, California
March 21, 2008

Page
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND VOTING	1
Annual Meeting	1
Why am I being provided access to these materials?	1
What is the Notice of Internet Availability of Proxy Materials?	1
Where is the Annual Meeting?	1
Can I attend the Annual Meeting?	1
Stock Ownership	1
What is the difference between holding shares as a stockholder of record and as a beneficial owner?	1
Quorum and Voting	2
Who is entitled to vote at the Annual Meeting?	2
How many shares must be present or represented to conduct business at the Annual Meeting?	2
What is a broker “non-vote?”	2
How can I vote my shares in person at the Annual Meeting?	2
How can I vote my shares without attending the Annual Meeting?	3
How will my shares be voted if I submit a proxy via the Internet, by telephone or by mail and do not make specific choices?	3
What happens if additional matters are presented at the Annual Meeting?	3
Can I change or revoke my vote?	3
What proposals will be voted on at the Annual Meeting?	4
What is the voting requirement to approve each of the proposals and how does the Board of Directors recommend that I vote?	4
Who will bear the cost of soliciting votes for the Annual Meeting?	4
Where can I find the voting results of the Annual Meeting?	5
Stockholder Proposals	5
How can stockholders submit a proposal for inclusion in our Proxy Statement for the 2009 Annual Meeting?	5
How can stockholders submit proposals to be raised at the 2009 Annual Meeting that will not be included in our Proxy Statement for the 2009 Annual Meeting?	5
What if the date of the 2009 Annual Meeting changes by more than 30 days from the anniversary of this year's Annual Meeting?	5
Does a stockholder proposal require specific information?	5
What happens if we receive a stockholder proposal that is not in compliance with the time frames described above?	6
Additional Information	6
What should I do if I receive more than one Notice of Internet Availability or set of proxy materials?	6
Can I access the Company’s proxy materials and Annual Report on Form 10-K over the Internet?	6
CORPORATE GOVERNANCE	7
Independence of the Board of Directors	7
Information Regarding the Board of Directors and its Committees	7
Audit Committee	8
Compensation Committee	8
Compensation Committee Interlocks and Insider Participation	9
Nominating & Governance Committee	9
Acquisition Committee	11
Meetings of the Board of Directors	11
Code of Business Conduct	11
Stockholder Communications with our Board of Directors	11
Attendance at Annual Stockholder Meetings by the Board of Directors	11

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Infinera Corporation

169 Java Drive

Sunnyvale, CA 94089

PROXY STATEMENT

FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS

To be held on May 13, 2008

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND VOTING

Annual Meeting

Q:	Why am I being provided access to these proxy materials?

A:	The Board of Directors of Infinera Corporation (the “Board of Directors”) is providing you access to these proxy materials in connection with the solicitation of proxies for use at the 2008 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, May 13, 2008 at 10:00 a.m., Pacific Time, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters described herein.

Q:	What is the Notice of Internet Availability of Proxy Materials?

A:	In accordance with rules and regulations recently adopted by the Securities and Exchange Commission, instead of mailing a printed copy of the Company’s proxy materials to all stockholders entitled to vote at the Annual Meeting, the Company is furnishing the proxy materials to most of its stockholders over the Internet. If you received a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) by mail, you will not receive a printed copy of the proxy materials. Instead, the Notice of Internet Availability will instruct you as to how you may access and review the proxy materials and submit your vote via the Internet. If you received a Notice of Internet Availability by mail and would like to receive a printed copy of the proxy materials, please follow the instructions for requesting such materials included in the Notice of Internet Availability. The Company expects to mail the Notice of Internet Availability by April 3, 2008 to all stockholders entitled to vote at the Annual Meeting with the exception of certain stockholders who have been solicited by mail. On the date of mailing of the Notice of Internet Availability, all stockholders and beneficial owners will have the ability to access all of the Company’s proxy materials on a website referred to in the Notice of Internet Availability. These proxy materials will be available free of charge.

Q:	Where is the Annual Meeting?

A:	The Annual Meeting will be held at the Company’s principal executive offices, located at 169 Java Drive, Sunnyvale, California 94089.

Q:	Can I attend the Annual Meeting?

A:	You are invited to attend the Annual Meeting if you were a stockholder of record or a beneficial owner as of the close of business on March 14, 2008. You should bring photo identification for entrance to the Annual Meeting. The meeting will begin promptly at 10:00 a.m., Pacific Time.

Stock Ownership

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Stockholders of record—If your shares are registered directly in your name with the Company’s transfer agent, Wells Fargo Shareowner Services, you are considered, with respect to those shares, the stockholder of record, and, with the exception of certain stockholders who have been solicited by mail, the Notice of Internet Availability has been sent directly to you by the Company.

Beneficial owners—Many stockholders hold their shares through a broker, trustee or other nominee, rather than directly in their own name. If your shares are held in a brokerage account or by a bank or another nominee, you are considered the “beneficial owner” of shares held in “street name.” The Notice of Internet Availability has been forwarded to you by your broker, trustee or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, trustee or other nominee on how to vote your shares. For directions on how to vote shares beneficially held in street name, please refer to the voting instruction card provided by your broker, trustee or nominee. Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

Quorum and Voting

Q:	Who is entitled to vote at the Annual Meeting?

A:	Holders of record of the Company's Common Stock at the close of business on March 14, 2008 are entitled to receive notice of and to vote their shares at the Annual Meeting. Such stockholders are entitled to cast one vote for each share of Common Stock held as of the Record Date. As of the close of business on the Record Date, there were 92,612,277 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.

Q:	How many shares must be present or represented to conduct business at the Annual Meeting?

A:	The presence of the holders of a majority of the shares of the Company’s common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Such stockholders are counted as present at the meeting if they (1) are present in person at the Annual Meeting, or (2) have properly submitted a proxy.

Under the General Corporation Law of the State of Delaware, as amended, abstentions and broker “non-votes” are counted as present and entitled to vote and are included for purposes of determining whether a quorum is present at the Annual Meeting.

Q:	What is a broker “non-vote?”

A:	A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker non-votes will be counted towards the presence of a quorum but will not be counted towards the vote total for any proposal. For the Annual Meeting this year, all matters to be submitted to a vote of the stockholders are “routine” matters for which such discretionary voting power should exist. Therefore, for the Annual Meeting this year, we do not expect any broker non-votes.

Q:	How can I vote my shares in person at the Annual Meeting?

A:	Stockholders of record—Shares held in your name as the stockholder of record may be voted in person at the Annual Meeting, even if previously voted by another method.

Beneficial owners—Shares held beneficially in street name may be voted in person at the Annual Meeting only if you obtain a legal proxy from the broker, trustee or other nominee that holds your shares giving you the right to vote the shares.

Even if you plan to attend the Annual Meeting, we recommend that you submit your vote as described in the Notice of Internet Availability and below, so that your vote will be counted if you later decide not to attend the Annual Meeting.

Q:	How can I vote my shares without attending the Annual Meeting?

A:	Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may vote by submitting a proxy; please refer to the voting instructions in the Notice of Internet Availability or below. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee; please refer to the voting instructions provided to you by your broker, trustee or nominee.

Internet—Stockholders of record with Internet access may submit proxies by following the instructions on the Notice of Internet Availability. Most of the Company's stockholders who hold shares beneficially in street name may vote by accessing the website specified in the voting instructions provided by their brokers, trustees or nominees. A large number of banks and brokerage firms are participating in Broadridge Financial Solutions, Inc.'s (formerly ADP Investor Communication Services) online program. This program provides eligible stockholders the opportunity to vote over the Internet or by telephone. Voting forms will provide instructions for stockholders whose bank or brokerage firm is participating in Broadridge's program.

Telephone—Depending on how your shares are held, you may be able to vote by telephone. If this option is available to you, you will receive information explaining this procedure.

Mail—If you have not already received one, you may request a proxy card from the Company, and indicate your vote by completing, signing and dating the card where indicated and by returning it in the prepaid envelope that will be included with the proxy card.

Q:	How will my shares be voted if I submit a proxy via the Internet, by telephone or by mail and do not make specific choices?

A:	If you submit a proxy via the Internet, by telephone or by mail and do not make voting selections, the shares represented by that proxy will be voted “FOR” Proposal One and “FOR” Proposal Two.

Q:	What happens if additional matters are presented at the Annual Meeting?

A:	If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the proxy holders will have discretion to vote on those matters in accordance with their best judgment. The Company does not currently anticipate that any other matters will be raised at the Annual Meeting.

Q:	Can I change or revoke my vote?

A:	Subject to any rules your broker, trustee or nominee may have, you may change your proxy instructions at any time before your proxy is voted at the Annual Meeting.

Stockholders of record—If you are a stockholder of record, you may change your vote by (1) filing with the Company’s General Counsel, prior to your shares being voted at the Annual Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy relating to the same shares, or (2) by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy). Any written notice of revocation or subsequent proxy card must be received by the Company’s General Counsel prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to the Company’s General Counsel or should be sent so as to be delivered to the Company’s principal executive offices, Attention: General Counsel.

Beneficial owners—If you are a beneficial owner of shares held in street name, you may change your vote (1) by submitting new voting instructions to your broker, trustee or other nominee, or (2) if you have obtained a legal proxy from the broker, trustee or other nominee that holds your shares giving you the right to vote the shares, by attending the Annual Meeting and voting in person.

A stockholder of record that has voted via the Internet or by telephone may also change his or her vote by making a timely and valid later Internet or telephone vote.

Q:	What proposals will be voted on at the Annual Meeting?

A:	At the Annual Meeting, stockholders will be asked to vote on:

The election of a Class I director to serve until the 2011 annual meeting of stockholders or until his successor has been duly elected and qualified; and

The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 27, 2008.

Q:	What is the voting requirement to approve each of the proposals and how does the Board of Directors recommend that I vote?

A:	Proposal One—Directors are elected by a combination of the affirmative votes cast by those shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting. The nominee for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes will not affect the outcome of the election. Stockholders may not cumulate votes in the election of directors. The Board of Directors unanimously recommends that you vote your shares “FOR” the nominee listed in Proposal One.

Proposal Two—The affirmative vote of a majority of those shares present in person, or represented by proxy and cast either affirmatively or negatively is required to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 27, 2008.

You may vote “FOR,” “AGAINST” or “ABSTAIN” on this proposal. Abstentions are deemed to be votes cast and have the same effect as a vote against this proposal. However, broker non-votes are not deemed to be votes cast and, therefore, are not included in the tabulation of the voting results on this proposal. The Board of Directors unanimously recommends that you vote your shares “FOR” Proposal Two.

Q:	Who will bear the cost of soliciting votes for the Annual Meeting?

A:	The Company will bear all expenses of soliciting proxies for the Annual Meeting. The Company may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of Common Stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers and employees of the Company may also solicit proxies in person or by other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. The Company may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. The Company’s costs for such services, if retained, will not be significant.

Q:	Where can I find the voting results of the Annual Meeting?

A:	The Company intends to announce preliminary voting results at the Annual Meeting and will publish final results in the Company’s quarterly report on Form 10-Q for the second quarter of fiscal 2008, which ends on June 28, 2008.

Stockholder Proposals

Q.	How can stockholders submit a proposal for inclusion in our Proxy Statement for the 2009 Annual Meeting?

A.	To be included in our Proxy Statement for the 2009 Annual Meeting of Stockholders (the “2009 Annual Meeting”), stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934 and be received by our Secretary at our principal executive offices no later than November 27, 2008, or no later than one hundred twenty (120) calendar days before the one year anniversary of the date on which we first mailed our Proxy Statement or Notice of Internet Availability to stockholders in connection with this year’s annual meeting of stockholders.

Q.	How can stockholders submit proposals to be raised at the 2009 Annual Meeting that will not be included in our Proxy Statement for the 2009 Annual Meeting?

A.	To be raised at the 2009 Annual Meeting, stockholder proposals must comply with our Bylaws. Under our Bylaws, a stockholder must give advance notice to our Secretary of any business, including nominations of directors for our Board of Directors, that the stockholder wishes to raise at our Annual Meeting. To be timely, the notice must be received by our Secretary not less than one hundred twenty (120) calendar days before the one year anniversary of the date on which we first mailed our Proxy Statement or Notice of Internet Availability to stockholders in connection with this year’s annual meeting of stockholders. Since this Proxy Statement or Notice of Internet Availability is being mailed to you by April 3, 2008, stockholder proposals must be received by our Secretary at our principal executive offices no later than November 27, 2008, in order to be raised at our 2009 Annual Meeting.

Q.	What if the date of the 2009 Annual Meeting changes by more than 30 days from the anniversary of this year’s Annual Meeting?

A.	Under Rule 14a-8 of the Securities Exchange Act of 1934, as amended, if the date of the 2009 Annual Meeting changes by more than 30 days from the anniversary of this year’s Annual Meeting, to be included in our Proxy Statement, stockholder proposals must be received by us within a reasonable time before our solicitation is made.

Under our Bylaws, if the date of the 2009 Annual Meeting changes by more than 30 days from the anniversary of this year’s Annual Meeting, stockholder proposals to be brought before the 2009 Annual Meeting must be delivered not later than the close of business on the later of one hundred twenty (120) calendar days in advance of the 2009 Annual Meeting and ten (10) calendar days following the date on which public announcement of the date of the meeting is first made.

Q.	Does a stockholder proposal require specific information?

A.

With respect to a stockholder’s nomination of a candidate for our Board of Directors, the stockholder notice to the Secretary must contain certain information as set forth in our Bylaws about both the nominee and the stockholder making the nomination. With respect to any other business that the stockholder proposes, the stockholder notice must contain a brief description of such business and the reasons for conducting such business at the meeting, as well as certain other information as set forth in our Bylaws. If you wish to bring a stockholder proposal or nominate a candidate for director, you are advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. Our current Bylaws may be found on our website at http://www.infinera.com.

Q.	What happens if we receive a stockholder proposal that is not in compliance with the time frames described above?

A.	If we receive notice of a matter to come before the 2009 Annual Meeting that is not in accordance with the deadlines described above, we will use our discretion in determining whether or not to bring such matter before the 2009 Annual Meeting. If such matter is brought before the 2009 Annual Meeting, then our proxy card for such meeting will confer upon our proxy holders discretionary authority to vote on such matter.

Additional Information

Q:	What should I do if I receive more than one Notice of Internet Availability or set of proxy materials?

A:	If you received more than one Notice of Internet Availability or set of proxy materials, your shares likely are registered in more than one name or brokerage account. Please follow the voting instructions on each Notice of Internet Availability or voting instruction card that you receive to ensure that all of your shares are voted.

Q:	Can I access the Company’s proxy materials and Annual Report on Form 10-K over the Internet?

A:	The Company’s proxy materials will be available on the Company’s website at http://www.infinera.com/annual_meeting, and all stockholders and beneficial owners will have the ability to vote free of charge on-line with their control number referred to in the Notice of Internet Availability at http://www.proxyvote.com. The Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2007 is also available on the Internet as indicated in the Notice of Internet Availability. In addition, you can access this Proxy Statement and the 2007 Annual Report on Form 10-K by going to the Company’s website at http://www.infinera.com/annual_meeting. The 2007 Annual Report on Form 10-K is not incorporated into this Proxy Statement and is not considered proxy soliciting material.

CORPORATE GOVERNANCE

Independence of the Board of Directors

The Board of Directors is currently composed of eight members although we expect the number to be reduced to seven at the expiration of Dr. Sindhu’s term (which concludes at the 2008 Annual Meeting of Stockholders), as a result of the Board of Directors’ decision not to nominate Dr. Sindhu for re-election. Our Board of Directors has determined that Messrs. Goldman, Hundt, Martin and Redfield and Drs. Balkanski, Maydan and Sindhu qualify as independent directors in accordance with the published listing requirements of the Nasdaq Stock Market, or Nasdaq. The Nasdaq independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with us. In addition, as further required by the Nasdaq rules, the Board of Directors has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities as they may relate to us and our management. There are no family relationships among our executive officers and directors. The directors hold office until their successors have been duly elected and qualified or their earlier death, resignation or removal.

The Company’s amended and restated certificate of incorporation (the “Charter”) and Bylaws provides for a classified board of directors. As of March 3, 2008, our Board of Directors had 8 directors divided into three classes of directors- Class I, Class II and Class III—with each class of directors serving three-year terms that end in successive years. As of March 3, 2008, the classes were comprised as follows:

Class I (term expires 2008)	Class II (term expires in 2009)	Class III (term expires in 2010)
Alexandre Balkanski	Hugh C. Martin	Kenneth A. Goldman
*Pradeep S. Sindhu	Dan Maydan	Reed E. Hundt
	Jagdeep Singh	Carl Redfield

*	In February 2008, the Board of Directors decided not to nominate Dr. Sindhu for re-election when his term expires at the Annual Meeting.

Information Regarding the Board of Directors and its Committees

Our independent directors meet in executive sessions, without management present, at least two times per year. The Board of Directors has four standing committees, an Audit Committee, a Compensation Committee, a Nominating & Governance Committee and an Acquisition Committee. The following table provides membership and meeting information for the Board of Directors and each of the Board committees during 2007:

Name	Board	Audit	Compensation		Nominating/ Corporate Governance	Acquisition
Alexandre Balkanski, Ph.D.	M	—	C	(1)	M	M
Kenneth A. Goldman	M	C	—		—	M
Reed E. Hundt	M	—	C		M	—
Hugh C. Martin, Ph.D.	M	M	M		—	—
Dan Maydan, Ph.D.	M	M	—		—	—
Carl Redfield	M	—	M		C	—
Pradeep S. Sindhu	M	—	—		—	—
Jagdeep Singh	M	—	—		—	C
Total meetings in fiscal year 2007	9	8	16		2	0

C	Committee Chairperson
M	Member
(1)	Served as a Chairperson during 2007, but is no longer a member of the Compensation Committee

Below is a description of each standing committee of the Board of Directors. The Board of Directors has determined that each member of the Audit, Compensation and Nominating & Governance Committees meets the applicable rules and regulations regarding “independence” and that each such member is free of any relationship that would interfere with his individual exercise of independent judgment with regard to Infinera. Each committee of the Board of Directors has a written charter approved by the Board of Directors. Copies of each charter are posted on our website at http://www.infinera.com in the Investor Relations section and a copy of our Audit Committee charter is attached to this Proxy Statement as Appendix A.

Audit Committee

The Audit Committee reviews and monitors our corporate financial statements and reporting and our external audits, including, among other things, our internal controls and audit functions, the results and scope of the annual audit and other services provided by our independent registered public accounting firm and our compliance with legal matters that have a significant impact on our financial statements. Our Audit Committee also consults with our management and our independent registered public accounting firm prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into aspects of our financial affairs. Our Audit Committee is responsible for establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. In addition, our Audit Committee is directly responsible for the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm, including approving services and fee arrangements. All related party transactions are subject to approval by our Audit Committee. The Audit Committee charter is attached to this Proxy Statement as Appendix A.

The current members of the Audit Committee are Messrs. Goldman, Martin and Maydan, each of whom is independent for Audit Committee purposes under the rules and regulations of the SEC and the listing standards of Nasdaq. In addition to qualifying as independent under the Nasdaq rules, each member of our Audit Committee can read and understand fundamental financial statements in accordance with Nasdaq Audit Committee requirements. Mr. Goldman chairs the Audit Committee. The Audit Committee met eight times during the fiscal year ended December 29, 2007.

The Board of Directors has determined that Mr. Goldman is an “Audit Committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K. The designation does not impose on Mr. Goldman any duties, obligations or liability that are greater than are generally imposed on him as a member of the Audit Committee and the Board of Directors.

Compensation Committee

The Compensation Committee currently consists of Messrs. Hundt, Martin and Redfield. Mr. Hundt chairs the Compensation Committee. From January 1, 2007 until July 11, 2007 Dr. Balkanski was the chairman of the Compensation Committee.

The Compensation Committee reviews, makes recommendations to the Board of Directors on and determines our compensation policies and all forms of compensation to be provided to our executive officers and members of the Board of Directors, including, among other things, annual salaries, bonuses, equity, severance arrangements, change-of-control protections and any other compensatory arrangements (including, without limitation, perquisites and any other form of compensation). In addition, our Compensation Committee administers our stock option plans, and has the ability to grant stock options and other equity-based awards to individuals eligible for such grants (including our executive officers, but excluding the non-employee members of our Board of Directors which the Compensation Committee recommends for approval by the Board of Directors). The Compensation Committee also oversees, reviews and administers all of our material employee benefit plans, including our 401(k) plan, and review and approve various other compensation policies and matters. Among the committee’s responsibilities are the preparation of the Compensation Discussion and Analysis and Compensation Committee Report required by the rules of the SEC. Each member of our Compensation Committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code and satisfies the Nasdaq independence requirements. A more detailed description of the Compensation Committee’s functions can be found in our Compensation Committee charter. A copy of the Compensation Committee charter is available on the investor relations page of our website at http://www.infinera.com.

The Compensation Committee met sixteen times during the fiscal year ended December 29, 2007. The Compensation Committee also acted by written consent once during the fiscal year ended December 29, 2007. Our Chief Executive Officer does not participate in the determination of his own compensation or the compensation of directors. However, he is asked by the Compensation Committee to provide his assessment of the performance of Section 16 Officers, other than himself, to the advisors of the Compensation Committee. He is assisted by our Vice President of Human Resources in making these assessments to the advisors of the Compensation Committee. No other executive officers participate in the determination of the amount or form of the compensation of executive officers or members of the Board of Directors.

During 2007 the Compensation Committee retained two independent compensation consultants, Compensia and an advisor from Harvard University. The consultants provide the committee with data about the compensation paid by a peer group of companies and other companies that may compete with us for executives and develop recommendations for structuring the Company’s compensation programs.

Non-Executive Equity Grant Committee

The Compensation Committee has delegated to the Non-Executive Equity Grant Committee, consisting of Mr. Singh, the Chief Executive Officer, the authority to formally approve equity incentive awards to new employees pursuant to guidelines approved annually by the Compensation Committee. The delegation does not include the authority to make equity incentive awards to new employees who are or are reasonably expected to become section 16 officers of the Company. This delegation of authority is not exclusive; the Board of Directors and Compensation Committee have retained the right to approve such equity incentive awards as well.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board of Directors currently consists of Messrs. Hundt, Martin and Redfield. None of these individuals was at any time during fiscal year 2007, or at any other time, an officer or employee. None of our executive officers has ever served as a member of the Board of Directors or Compensation Committee of any other entity that has or has had one or more executive officers serving as a member of our Board of Directors or the Compensation Committee.

Nominating and Corporate Governance Committee

The Nominating & Governance Committee assists in the nomination of directors, including, among other things, identifying, evaluating and making recommendations of nominees to the Board of

Directors and evaluates the performance of the Board of Directors and individual directors, including those eligible for re-election at the annual meeting of stockholders. The Nominating & Governance Committee is also responsible for reviewing developments in corporate governance practices, evaluating, making recommendations to the Board of Directors concerning corporate governance matters and overseeing the evaluation of the management. A more detailed description of the Nominating & Governance Committee’s functions can be found in our Nominating & Governance Committee charter. A copy of our Nominating & Governance Committee charter is available on the investor relations page of our website at http://www.infinera.com.

The current members of our Nominating & Governance Committee are Messrs. Balkanski, Hundt and Redfield, each of whom is independent under the listing standards of Nasdaq. Mr. Redfield chairs the Nominating & Governance Committee. The Nominating & Governance Committee met twice during the fiscal year ended December 29, 2007.

The Nominating & Governance Committee reviews and reports to our Board of Directors on a periodic basis with regard to matters of corporate governance, and reviews, assesses and makes recommendations on the effectiveness of our corporate governance policies. In addition, our Nominating & Governance Committee reviews and makes recommendations to our Board of Directors regarding the size and composition of our Board of Directors and the appropriate qualities and skills required of our directors in the context of the then-current make-up of our Board of Directors. This includes an assessment of each candidate’s independence, personal and professional integrity, financial literacy or other professional or business experience relevant to an understanding of our business, ability to think and act independently and with sound judgment, and ability to serve our stockholders’ long-term interests. These factors, and others as considered useful by our nominating and governance committee, are reviewed in the context of an assessment of the perceived needs of our Board of Directors at a particular point in time. As a result, the priorities and emphasis of our Nominating & Governance Committee and of our Board of Directors may change from time to time to take into account changes in business and other trends, as well as the portfolio of skills and experience of current and prospective directors.

Our Nominating & Governance Committee leads the search for, selects and recommends candidates for election to our Board of Directors. Consideration of new director candidates typically involves a series of committee discussions, review of information concerning candidates and interviews with selected candidates. Candidates for nomination to our Board of Directors typically have been suggested by other members of our Board of Directors or by our executive officers. From time to time, our Nominating & Governance Committee may engage the services of a third-party search firm to identify director candidates. Our Nominating & Governance Committee considers candidates proposed in writing by stockholders, provided such proposal meets the eligibility requirements for submitting stockholder proposals for inclusion in our next Proxy Statement and is accompanied by the required information about the candidate specified in our bylaws. Candidates proposed by stockholders are evaluated by our Nominating & Governance Committee using the same criteria as for all other candidates.

If a stockholder of the Company wishes to recommend a director candidate for consideration by the Nominating & Governance Committee, pursuant to the Company’s Corporate Governance Guidelines, the stockholder must have held 1,000 shares for at least six (6) months and must notify the Nominating & Governance Committee by writing to the General Counsel of Infinera at the Company’s main address, and must include:

•

To the extent reasonably available, information relating to such director candidate that would be required to be disclosed in a Proxy Statement pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, in which such individual is a nominee for election to the Board of Directors;

•	The director candidate’s written consent to (A) if selected, be named in the Company’s Proxy Statement and proxy and (B) if elected, to serve on the Board of Directors; and

•	Any other information that such stockholder believes is relevant in considering the director candidate.

Acquisition Committee

The Acquisition Committee reviews, makes recommendations to the Board of Directors on and, when expressly authorized by the Board of Directors, approves acquisition, investment, joint venture and other strategic transactions in which we engage as part of our business strategy from time to time. The Acquisition Committee also evaluates the execution, financial results and integration of any such completed transactions. A more detailed description of the Acquisition Committee’s functions can be found in our Acquisition Committee charter. A copy of the Acquisition Committee charter is available on the investor relations page of our website at http://www.infinera.com.

The current members of the Acquisition Committee are Messrs. Goldman and Singh and Dr. Balkanski. Mr. Singh chairs the Acquisition Committee. The Acquisition Committee did not meet during the fiscal year ended December 29, 2007.

Meetings of the Board of Directors

The Board of Directors met nine times during the fiscal year ended December 29, 2007. During 2007, each director then in office other than Dr. Sindhu attended 75% or more of the meetings of the Board of Directors and the committees on which he served during the period for which he was a director.

Code of Business Conduct

Our Board of Directors has adopted a code of business conduct and ethics. The code applies to all of our employees, officers (including our principal executive officer, principal financial officer, and principal accounting officer or controller, or persons performing similar functions), agents and representatives, including directors and consultants. The full text of our code of business conduct and ethics is posted on our web site at http://www.infinera.com. We intend to disclose future amendments to certain provisions of our code of business conduct and ethics, or waivers of such provisions, applicable to any principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions or our directors on our web site identified above or on a Form 8-K if required by the applicable listing standards.

Stockholder Communications With Our Board of Directors

Stockholders may communicate with our Board of Directors at the following address:

The Board of Directors

c/o General Counsel

Infinera Corporation

169 Java Drive

Sunnyvale, CA 94089

Communications are distributed to the Board of Directors or to any individual director, as appropriate, depending on the facts and circumstances outlined in the communication. Communications that are unduly hostile, threatening, illegal or similarly unsuitable will be excluded with the provision that any communication that is filtered out will be made available to any non-management director upon request.

Attendance at Annual Stockholder Meetings by the Board of Directors

Directors are encouraged, but not required, to attend the annual meetings of stockholders. The upcoming Annual Meeting will be our first as a public company.

PROPOSALS TO BE VOTED ON

PROPOSAL 1

ELECTION OF DIRECTORS

There is one nominee for election to Class I of the Board of Directors this year, Alexandre Balkanski. The nomination of the Class I director to stand for election at the Annual Meeting was recommended by the Nominating & Governance Committee and approved by the Board of Directors. Information regarding the business experience of Dr. Balkanski and the other members of the Board of Directors is included below. If elected, Dr. Balkanski shall serve a three-year term until the Company’s Annual Meeting of Stockholders in 2011 and until his successor is duly elected and qualified.

In February 2008, the Board of Directors decided not to nominate Pradeep Sindhu for re-election to the Board of Directors upon the expiration of his current term. As of the date of this Proxy Statement, we have not identified a suitable nominee to replace Dr. Sindhu on the Board of Directors. Votes may not be cast in person or by proxy at the Annual Meeting for greater than one nominee to the Board of Directors.

If you sign your proxy or voting instruction card but do not give instructions with respect to the voting of directors, your shares will be voted for the one person recommended for the Board of Directors. If you wish to give specific instructions with respect to the voting of directors, you may do so by indicating your instructions on your proxy or voting instruction card.

Our Board of Directors unanimously recommends a vote FOR the election to the Board of Directors of the named nominee.

The nominee receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected as a director of Infinera. Abstentions and broker non-votes will not be counted toward an individual’s total. Proxies cannot be voted for more than one individual. In the event that the nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the then current Board of Directors to fill the vacancy.

Nominee for Class I Director— Term Expires in 2011

Alexandre Balkanski, Ph.D. Director since 2001 Age 47	Alexandre Balkanski, Ph.D. has been a member of the Board of Directors since October 2001. Dr. Balkanski has been a General Partner at Benchmark Capital, a venture capital firm, since April 2000. From August 1988 to April 2000, Dr. Balkanski was a co-founder and Chief Executive Officer of C-Cube Microsystems Inc., a digital video company. Dr. Balkanski holds a B.S. from Harvard College and an M.A. and a Ph.D. from Harvard University.

Information Regarding Other Directors Continuing In Office

Set forth below is information regarding each of our continuing directors, including their ages as of March 3, 2008, the periods during which they have served as a director, and certain information as to principal occupations and directorships held by them in corporations whose shares are publicly registered.

Incumbent Class II Directors whose Terms Expire in 2009

Hugh C. Martin, age 54, has been a member of our Board of Directors since July 2003. Since April 2004, Mr. Martin has served as Chairman and Chief Executive Officer of Pacific Biosciences, Inc., a biotechnology company. From September 2003 to April 2004, Mr. Martin acted as a consultant to Kleiner, Perkins, Caufield & Byers, a venture capital firm. From May 2002 to May 2003, Mr. Martin was a consultant to Ciena Corporation, a communications equipment company. From January 1998 to May 2002, Mr. Martin was the Chairman, President and Chief Executive Officer of ONI Systems Corporation, a fiber-optic communications equipment company. Mr. Martin holds a B.S.E.E. from Rutgers University.

Dan Maydan, Ph.D., age 72, has been a member of our Board of Directors since September 2001. From April 2003 to September 2005, Dr. Maydan served as the President Emeritus of Applied Materials, Inc., a company that manufactures semiconductor equipment, and was a member of its Board of Directors from June 1992 to March 2006. From 1993 to April 2003, Dr. Maydan served as President of Applied Materials. Dr Maydan served on the Board of Directors of Electronics for Imaging, Inc., a digital imaging and print management solutions company, and LaserCard Corporation, a secure ID solutions company. Dr. Maydan holds a B.S. and M.S. in Electrical Engineering from the Israel Institute of Technology and a Ph.D. in Physics from Edinburgh University of Scotland.

Jagdeep Singh, age 40, co-founded Infinera and has served as the President and Chief Executive Officer since January 2001, and as Chairman of the Board of Directors since March 2001. From December 1999 to December 2000, Mr. Singh served as a co-founder and Chief Executive Officer of OnFiber Communications, Inc., an optical telecommunications carrier. Mr. Singh holds a B.S. in Computer Science from the University of Maryland, an M.S. in Computer Science from Stanford University and an M.B.A. from the University of California, Berkeley.

Incumbent Class III Directors whose Terms Expire in 2010

Kenneth A. Goldman, age 58, has been a member of our board of directors since February 2005. Mr. Goldman serves as the senior vice president and chief financial officer of Fortinet, Inc., a provider of unified threat management solutions. From November 2006 to August 2007, Mr. Goldman served as executive vice president and chief financial officer of Dexterra, Inc., a provider of mobile enterprise software. He served as senior vice president, finance and administration, and chief financial officer of Siebel Systems, Inc., a provider of customer software solutions and services (which was acquired by Oracle Corporation in January 2006), from August 2000 to March 2006. Prior to August 2000, he served as senior vice president of finance and chief financial officer of Excite@Home Corporation and Sybase, Inc. He has also served as chief financial officer of Cypress Semiconductor Corporation and VLSI Technology, Inc. Mr. Goldman also serves on the board of directors of BigBand Networks, Inc., Leadis Technology Inc. and Starent Networks Corp. Mr. Goldman served on the board of Juniper Networks, Inc. from September 2003 until his resignation in January 2008. He is currently on the board of trustees of Cornell University and is a member of the Treasury Advisory Committee on the Auditing Profession, a public committee that will make recommendations to encourage a more sustainable auditing profession. He was formerly a member of the Financial Accounting Standards Board Advisory Council from 2000 to 2003. Mr. Goldman earned his bachelor’s degree in electrical engineering from Cornell University in 1971 and his M.B.A. from Harvard Business School in 1974.

Reed E. Hundt, age 60, has been a member of our Board of Directors since February 2007. Since 1998, Mr. Hundt has been a principal of Charles Ross Partners, LLC, a private investor and advisory firm, and has been an independent advisor on information industries to McKinsey & Company, Inc., a management consulting firm. Mr. Hundt served as Chairman of the Federal Communications Commission from 1993 to 1997. Mr. Hundt serves on the board of directors of a number of private companies. Mr. Hundt currently serves on the Board of Directors of Intel Corporation, the chip manufacturer and Data Domain, a storage and networking company. Mr. Hundt holds a B.A. in History from Yale University and a J.D. from Yale Law School.

Carl Redfield, age 61, has been a member of our Board of Directors since August 2006. Since September 2004, Mr. Redfield has served as Senior Vice President, New England executive sponsor, of Cisco Systems, Inc., a networking and telecommunications company. From February 1997 through September 2004, Mr. Redfield served as Cisco’s Senior Vice President, Manufacturing and Logistics. Mr. Redfield is a member of the Board of Directors of VA Software Corporation, an online media, software and e-commerce company. Mr. Redfield serves on the board of directors of SourceForge, Inc., an online media, software and e-commerce company. Mr. Redfield holds a B.S. in Materials Engineering from Rensselaer Polytechnic Institute and has completed post-graduate studies at the Harvard Business School.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Ernst & Young LLP, independent registered public accounting firm, as our independent auditors for the fiscal year ending December 27, 2008 and has further directed that management submit the appointment of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited our financial statements since our 2001 fiscal year. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm. However, the Board of Directors is submitting the appointment of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee of the Board of Directors will reconsider whether to retain that firm. Even if the appointment is ratified, the Audit Committee of the Board of Directors in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the appointment of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Independent Registered Public Accounting Firm’s Fees

The following table sets forth the aggregate fees for audit and other services provided by Ernst & Young LLP for the fiscal years ended December 29, 2007 and December 31, 2006.

	2007	2006
Audit fees(1)	$3,068,383	$829,370
Audit-related fees(2)	—	—
Tax fees	64,886	35,202
All other fees	2,850	1,500

Total fees	$3,136,120	$866,072

(1)

Audit Fees consist of fees incurred for professional services rendered for the audit of our annual consolidated financial statements and review of the quarterly consolidated financial statements that are normally provided by Ernst & Young LLP in connection with regulatory filings or engagements. Included in this amount are costs of $2,175,000 associated with our initial and follow-on public offerings.

(2)

Audit-related fees relate to professional services rendered in connection with assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”

Pre-Approval Policies and Procedures

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services rendered by Ernst & Young LLP, our independent registered public accounting firm. The Audit Committee can pre-approve specified services in defined categories of audit services, audit-related services and tax services up to specified amounts, as part of the Audit Committee’s approval of the scope of the engagement of Ernst & Young LLP or on an individual case-by-case basis before Ernst & Young LLP is engaged to provide a service. The Audit Committee has determined that the rendering of the services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence.

The Board Of Directors Unanimously Recommends A Vote “For”

The Ratification Of The Appointment Of Ernst & Young LLP As

Infinera’s Independent Registered Public Accounting Firm

For Its Fiscal Year Ending December 27, 2008.

Report of the Audit Committee

The Audit Committee of the Board of Directors currently consists of the three non-employee directors named below. The Board of Directors annually reviews the Nasdaq listing standards' definition of independence for audit committee members and has determined that each member of the Audit Committee meets that standard. The Board of Directors has also determined that Mr. Goldman is an audit committee financial expert as described in applicable rules and regulations of the SEC.

The principal purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company's accounting practices, system of internal controls, audit processes and financial reporting processes. The Audit Committee is responsible for appointing and retaining our independent auditor and approving the audit and non-audit services to be provided by the independent auditor. The Audit Committee's function is more fully described in its charter, which the Board of Directors has adopted and which the Audit Committee reviews on an annual basis.

The Company's management is responsible for preparing our financial statements and ensuring they are complete and accurate and prepared in accordance with generally accepted accounting principles. Ernst & Young LLP, our independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

The Audit Committee has reviewed and discussed with our management the audited financial statements of the Company included in our Annual Report on Form 10-K for the fiscal year ended December 29, 2007 (“10-K”).

The Audit Committee has also reviewed and discussed with Ernst & Young LLP the audited financial statements in the 10-K. In addition, the Audit Committee has discussed with Ernst & Young LLP those matters required to be discussed by the Statement on Auditing Standards No. 61, as amended. Additionally, Ernst & Young LLP has provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, as adopted by the Public Company Accounting Oversight Board. The Audit Committee has also discussed with Ernst & Young LLP its independence from the Company.

Based upon the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's 10-K for filing with the SEC.

Submitted by the following members of the Audit Committee:

Kenneth A. Goldman
Hugh C. Martin
Dan Maydan, Ph.D.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding beneficial ownership of our Common Stock as of March 3, 2008 by:

•	each person known by us to be the beneficial owner of more than 5% of any class of our voting securities;

•	our named executive officers;

•	each of our directors; and

•	all executive officers and directors as a group.

The information provided in this table is based on Infinera’s records, information filed with the SEC and information provided to Infinera, except where otherwise noted. Unless otherwise indicated, to our knowledge, each stockholder possesses sole voting and investment power over the shares listed, except for shares owned jointly with that person’s spouse. The table below is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the SEC.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting power and/or investment power with respect to the securities held. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of March 3, 2008 are deemed outstanding and beneficially owned by the person holding such options for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table, and subject to applicable community property laws, the persons or entities named have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them. Percentage beneficially owned is based on 92,607,864 shares of Common Stock outstanding on March 3, 2008.

Unless otherwise indicated, the principal address of each of the stockholders below is c/o Infinera Corporation, 169 Java Drive, Sunnyvale, CA 94089.

	Number of Shares Beneficially Owned	Percent Beneficially Owned
5% Stockholder
FMR LLC(1)	13,596,981	14.7%
Directors and Named Executive Officers
Alexandre Balkanski, Ph.D.(2)	2,735,888	3.0
Carl Redfield(3)	145,017	*
Dan Maydan(4)	71,875	*
David F. Welch(5)	2,837,064	3.1
Duston Williams(6)	413,541	*
Hugh Martin(7)	143,171	*
Jagdeep Singh(8)	3,151,558	3.4
Kenneth A. Goldman(9)	104,143	*
Pradeep Sindhu(10)	53,124	*
Reed Hundt(11)	82,500	*
Scott A. Chandler(12)	73,483	*
Thomas J. Fallon(13)	565,411	*
All current directors and executive officers as a group (14 persons)(14)	11,029,479	11.6

*	Less than 1% of the outstanding shares of common stock.
(1)

According to a Schedule 13G filed with the SEC on January 10, 2008, Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC (“FMR”) and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, may be deemed to be the beneficial owner of 13,551,381 shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The ownership of one investment company, Fidelity Growth Company Fund (“FGCF”), amounted to 7,380,653 shares. Edward C. Johnson 3d and FMR, through its control of Fidelity, and the funds each has sole power to dispose of the 13,551,381 shares owned by the Funds. Neither FMR LLC nor Mr. Johnson has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds. Pyramis Global Advisors, LLC (“PGALLC”), an indirect wholly-owned subsidiary of FMR is the beneficial owner of 7,300 shares as a result of its serving as investment adviser to institutional accounts, non-U.S. mutual funds, or investment companies owning such shares. Mr. Johnson and FMR LLC, through its control of PGALLC, each has sole dispositive power over 7,300 shares and sole power to vote or to direct the voting of 7,300 shares owned by the institutional accounts or funds advised by PGALLC. Pyramis Global Advisors Trust Company (“PGATC”), an indirect wholly-owned subsidiary of FMR is the beneficial owner of 6,400 shares as a result of its serving as investment manager of institutional accounts owning such shares. Mr. Johnson and FMR LLC, through its control of Pyramis Global Advisors Trust Company, each has sole dispositive power over 6,400 shares and sole power to vote or to direct the voting of 0 shares owned by the institutional accounts managed by PGATC. The address of Fidelity, FMR and FGCF is 82 Devonshire Street, Boston, Massachusetts 02109. The address of PGALLC and PGATC is 53 State Street, Boston, Massachusetts 02109.

(2)

Consists of (i) options to purchase 78,125 shares exercisable within 60 days of March 3, 2008, of which 26,562 are vested; and (ii) 2,657,763 shares held of record by Benchmark Capital Partners IV, L.P., as nominee for Benchmark Capital Partners IV, L.P., Benchmark Founders’ Fund IV, L.P., Benchmark Founders’ Fund IV-A, L.P., Benchmark Founders’ Fund IV-B, L.P., Benchmark Founders’ Fund IV-X, L.P. and related individuals. Dr. Balkanski is a managing member of Benchmark Capital Management Co. IV, L.L.C., which is the general partner of Benchmark Capital Partners IV, L.P. Dr. Balkanski disclaims beneficial ownership of the shares held by this fund except to the extent of his pecuniary interest therein. The address of Dr. Balkanski and this fund is c/o Benchmark Capital Partners, 2480 Sand Hill Road, Suite 200, Menlo Park, California 94025.

(3)

Consists of (i) 75,000 shares held of record by Carl Redfield, 46,875 of which are subject to a repurchase option we hold as of March 3, 2008; (ii) 67,934 shares held of record by Carl Redfield Trust 2000, dated October 18, 2000; and (iii) options to purchase 2,083 shares exercisable within 60 days of March 3, 2008, all of which are fully vested.

(4)

Consists of (i) 68,750 shares held of record by Dan Maydan, TTEE, Maydan Marital Share One UAD 05/06/00, 20,053 of which are subject to a repurchase option we hold as of March 3, 2008; and (ii) options to purchase 3,125 shares exercisable within 60 days of March 3, 2008, all of which are fully vested.

(5)

Consists of (i) 553,750 shares held of record by SEI Private Trust Company, Trustee of the Welch Family Heritage Trust I u/l dated 9/24/01; (ii) 89,429 shares held of record by David Welch, 75,574 of which are subject to a repurchase option we hold as of March 3, 2008; (iii) 500,000 shares held of record by Welch Group, L.P., a limited partnership of which Dr. Welch is the general partner; (iv) 1,204,045 shares held of record by LRFA, LLC, a limited liability company of which Dr. Welch is the sole managing member; (v) 256,924 shares held of record by the Welch Family Trust dated 4/3/96; and (vi) options to purchase 232,916 shares exercisable within 60 days of March 3, 2008, of which 127,186 are fully vested.

(6)

Consists of (i) 26,933 shares held of record by Duston Williams, of which all are subject to a repurchase option we hold as of March 3, 2008; (ii) 98,067 shares held of record by Duston M. Williams and Jennifer A. Williams Trustees of the Williams Family Trust dated March 18, 2005 and

(ii) options to purchase 288,541 shares exercisable within 60 days of March 3, 2008, of which 108,333 are fully vested.
(7)

Consists of (i) 50,000 shares held of record by Hugh Martin, 9,115 of which are subject to a repurchase option we hold as of March 3, 2008; (ii) 46,296 shares held of record by Hugh Martin and Moira Cullen Martin, Trustees of the HMCM Trust U/T/A October 14, 1992; and (iii) options to purchase 46,875 shares exercisable within 60 days of March 3, 2008, of which 23,177 are fully vested.

(8)

Consists of (i) 122,844 shares held of record by Jagdeep Singh Trustee of the Roshni Singh Annuity Trust dated 6/21/06; (ii) 1,695,186 shares held of record by Jagdeep Singh and Roshni Singh Trustees of the Singh Family Trust UDT dated 10/3/96; (iii) 122,844 shares held of record by Jagdeep Singh Trustee of the Jagdeep Singh Annuity Trust dated 6/21/06; (iv) 471,519 shares held of record by Jagdeep Singh, 62,501 of which are subject to a repurchase option we hold as of March 3, 2008; and (v) options to purchase 739,165 shares exercisable within 60 days of March 3, 2008, of which 443,434 are fully vested. Mr. Singh is a limited partner in certain Benchmark Capital Partners funds that hold 2,657,763 shares of our common stock as disclosed in footnote 2 to this table. Mr. Singh disclaims beneficial ownership of the shares held by Benchmark Capital Partners except to the extent of his pecuniary interest therein.

(9)

Consists of (i) 45,000 shares held of record by Kenneth A. Goldman, 10,678 of which are subject to a repurchase option we hold as of March 3, 2008; (ii) 18,518 shares held of record by the Goldman-Valeriote Family Trust u/a/d 11/15/95; and (iii) options to purchase 40,625 shares exercisable within 60 days of March 3, 2008, of which 20,312 are fully vested. Mr. Goldman is a limited partner in certain Benchmark Capital Partners funds that hold 2,657,763 shares of our common stock as disclosed in footnote 2 to this table. Mr. Goldman disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

(10)

Consists of (i) 21,094 shares held of record by Pradeep Sindhu, 20,052 of which are subject to a repurchase option we hold as of March 3, 2008; (ii) 6,250 shares held of record by Pradeep Sindhu Annuity Trust V dated May 1, 2007; (iii) 13,281 shares held of record by Pradeep Sindhu Annuity Trust VI dated May 1, 2007; (iv) 9,374 shares held of record by Sindhu Family Trust U/T/D 10/31/00, Pradeep Sindhu and Marie Francoise Bertrand Trustees; and (v) options to purchase 3,125 shares exercisable within 60 days of March 3, 2008, all of which are fully vested.

(11)

Consists of (i) 57,500 shares held of record by Reed Hundt, 31,250 of which are subject to a repurchase option we hold as of March 3, 2008 and (ii) options to purchase 25,000 shares exercisable within 60 days of March 3, 2008, none of which are vested. Mr. Hundt is a limited partner in certain Benchmark Capital Partners funds that hold an aggregate of 2,657,763 shares of our common stock, as disclosed in footnote 2 to this table. Mr. Hundt disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

(12)	Consists of options to purchase 73,483 shares exercisable within 60 days of March 3, 2008, of which 12,903 are vested.
(13)

Consists of (i) 389,076 shares held of record by Thomas J. Fallon; 71,407 of which are subject to a repurchase option we hold as of March 3, 2008; (ii) 18,681 shares held of record by the Fallon Family Revocable Trust dated September 7, 1994; (iii) 6,119 shares held of record by the Shannon F. Fallon 2006 Annuity Trust A dated 6/9/06; (iv) 6,119 shares held of record by the Thomas J. Fallon Annuity Trust A dated 6/9/06; and (v) options to purchase 145,416 shares exercisable within 60 days of March 3, 2008, of which 87,082 are fully vested.

(14)

Consists of (i) 8,827,622 shares held of record by the current directors and executive officers, 410,525 of which are subject to repurchase rights we hold as of March 3, 2008; and (ii) options to purchase 2,201,857 shares exercisable within 60 days of March 3, 2008, of which 1,105,158 are fully vested.

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The members of the Board of Directors, our executive officers of the Company and persons who hold more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Exchange Act, which require them to file reports with respect to their ownership of our common stock and their transactions in our common stock. Based upon (i) the copies of Section 16(a) reports that we received from such persons for their fiscal year 2007 transactions in the common stock and their common stock holdings and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for fiscal year 2007, we believe that all reporting requirements under Section 16(a) were met in a timely manner by the persons who were executive officers, members of the Board of Directors or greater than 10% stockholders during such fiscal year except that the following person filed one late Form 4: David F. Welch, Ph.D., the Company’s Chief Marketing and Strategy Officer.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 29, 2007 with respect to the shares of the Company’s Common Stock that may be issued under the Company’s existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)(2)
Equity compensation plans approved by security holders(1)	11,741,905	$5.98	12,010,655
Equity compensation plans not approved by security holders	—	—	—
Total	11,741,905	$5.98	12,010,655

(1)

The Company’s 2007 Equity Incentive Plan provides that on the first day of the Company’s fiscal year, the number of shares of Common Stock authorized under the plan shall be increased by the lesser of (i) 9,000,000 shares of Common Stock, (ii) 5% of the outstanding shares of Common Stock on the last day of the immediately preceding fiscal year or (iii) such other amount as is determined by the Board of Directors or a committee of the Board of Directors. For 2008 the Board of Directors approved an increase in the shares of Common Stock authorized under the 2007 Equity Incentive Plan of 4,579,006. The Company’s 2007 Employee Stock Purchase Plan provides that on the first day of the Company’s fiscal year, the number of Common Stock shares authorized under the plan shall be increased by the lesser of (i) 1,875,000 shares of Common Stock, (ii) 1% of the outstanding shares of Common Stock on such date or (iii) such other amount as is determined by the Board of Directors or a committee of the Board of Directors. For 2008 the Board of Directors approved an increase in the shares of Common Stock authorized under the 2007 Employee Stock Purchase Plan of 915,801.

(2)	Includes 1,812,500 shares of Common Stock available for future issuances under the Company’s 2007 Employee Stock Purchase Plan.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

The Compensation Committee is composed of three non-employee members of the Board of Directors. The Compensation Committee’s primary responsibility is to determine the compensation for the Company’s executive officers. The Compensation Committee also oversees, reviews and administers all of Infinera’s compensation, equity and employee benefit plans and programs applicable to executive officers.

Compensation Philosophy and Objectives

Our compensation and benefits programs seek to attract and retain our senior executives to motivate them to pursue our corporate objectives while encouraging the creation of long-term value for stockholders. Through our annual goal setting process, organizational objectives are established for the Company and the executive officers. We evaluate and reward our executive officers based on their ability to identify and exploit opportunities to grow our business. In addition, at the beginning of each year, our Compensation Committee establishes specific goals and objectives for compensating our employees, including our named executive officers.

Specifically, we have created a compensation program that has a mix of short- and long-term components, cash and equity elements and fixed and contingent payments in the proportions we believe will provide the proper incentives, reward our senior management team and help us achieve the following goals:

•	foster a goal oriented, highly-motivated management team whose participants have a clear understanding of business objectives and shared corporate values;

•	allocate company resources most effectively in the development of market-leading technology and products;

•	control costs in each facet of our business to maximize our efficiency; and

•	enable us to attract, retain and motivate a world class team.

The Compensation Committee’s approach is based on the philosophy that a substantial portion of aggregate annual compensation for executive officers should be contingent upon the Company’s overall performance and an individual’s contribution to the Company’s success. The Compensation Committee believes that an individual’s at risk compensation should increase as an employee becomes more senior with the Company. In this regard, the Compensation Committee has targeted base salary below market at between the 25th and the 50th percentile relative to competitive market practices and total cash compensation (measured as base salary and at risk incentive compensation) at the 50th percentile relative to competitive market practices, although actual base salaries and total cash compensation may be higher or lower than this targeted positioning. Long term equity awards for 2007 were intended to target overall compensation at approximately the 75th percentile, although the financial performance of the Company and the changes in the market price of the Company’s common stock can result in total compensation above or below the target.

Role of Executive Officers and Compensation Consultant

Under the charter of the Compensation Committee, the Compensation Committee is composed entirely of independent directors and has the responsibility for approving compensation for those officers who are designated as reporting officers under Section 16 of the Securities and Exchange Act of 1934, as amended (“Section 16 Officers”). Generally, the types of compensation provided to our Section 16 Officers are also provided to other non-Section 16 officers reporting to the Chief Executive

Officer. Throughout this Proxy Statement, the individuals who served as the Company’s Chief Executive Officer and Chief Financial Officer during 2007, as well as the other individuals included in the Summary Compensation Table on page 31, are referred to as the “named executive officers.” All of the named executive officers are Section 16 Officers.

The Compensation Committee determines all compensation decisions for the Section 16 Officers. Prior to the Company’s initial public offering of common stock in June 2007, the Board of Directors determined all compensation decisions for the Section 16 Officers and did receive recommendations of the Compensation Committee. The Compensation Committee has the authority to engage its own advisors to assist it in carrying out its responsibilities. In 2007, the Compensation Committee retained Compensia and Professor Brian Hall of Harvard University as advisors. The Compensation Committee is free to replace its compensation advisors or retain additional advisors at any time. The advisors assist the Compensation Committee in providing compensation information, analyzing various compensation alternatives and data, and helping to develop recommendations regarding all awards to Section 16 Officers.

During 2007, the Compensation Committee consulted with these advisors in connection with developing recommendations for structuring our compensation programs to retain our highly experienced executive management team, to keep management focused during the expected period of growth following our initial public offering and to motivate management to maximize stockholder value. Their fees were approved and paid by the Company. The advisors report to the Compensation Committee and interact with the management at the discretion of the Compensation Committee. The advisors provide analysis and data to the Company and the Committee regarding the Section 16 Officer’s compensation relative to external market benchmarks. The advisors also provide information to the Company and the Compensation Committee regarding compensation trends, compensation strategies and structure of incentive compensation plans. The Chief Executive Officer of the Company typically attends all meetings of the Compensation Committee and annually reviews the performance of each Section 16 Officer (other than the Chief Executive Officer whose performance is reviewed by the Committee). At the request of the Compensation Committee, the Compensation Committee’s advisors make recommendations regarding the salary, incentive target and equity awards for each individual Section 16 Officer. Mr. Singh, our Chief Executive Officer, is asked by the Compensation Committee to provide his assessment of the performance of the Section 16 Officers, other than himself, to the advisors of the Compensation Committee. He is assisted by our Vice President of Human Resources in making these assessments to the advisors of the Compensation Committee. Mr. Singh takes an active part in the discussions of the Compensation Committee at which compensation of the Section 16 Officers are discussed. All decisions regarding Mr. Singh’s compensation are made by the Committee or the Board of Directors in executive session, without Mr. Singh present. The Compensation Committee considers, but is in no way bound by, the recommendations made by Mr. Singh in determining compensation for the other Section 16 Officers. Similarly, the conclusions reached and recommendations made by the Compensation Committee’s advisors can also be accepted, rejected or modified by the Compensation Committee.

Benchmarking Data

In making compensation decisions, the Compensation Committee compares each element of total compensation against various market-based reference points for analyzing, benchmarking and setting compensation for Section 16 Officers. For 2007, the “market data” was drawn from seventeen companies, including a mix of publicly-traded U.S. networking and optical transport companies, and 166 companies with revenue of between $200 million and $500 million that were part of the Radford High Technology Industry Report of executive compensation levels and practices that covers approximately 80 positions in over 700 organizations (the “Peer Group”).

The companies included in the Peer Group were selected principally on the basis of their similarity to Infinera in terms of industry focus, business strategy and the talent pool with which Infinera competes for talent. This list is periodically reviewed and updated by the Compensation Committee to take into account changes in both the Company’s business and the businesses of the peer companies.

For 2007 the Peer Group consisted of the following companies:

Acme Packet, Inc.	Juniper Networks, Inc.
Agilent Technologies, Inc.	Motorola, Inc.
Broadcom Corporation	Polycom, Inc.
Ciena Corporation	QUALCOMM Incorporated
Cisco Systems, Inc.	Redback Networks, Inc.
F5 Networks, Inc.	Riverbed Technology, Inc.
Foundry Networks, Inc.	Sonus Networks, Inc.
Isilon Systems, Inc.	Tellabs, Inc.
JDS Uniphase Corporation

The data on the compensation practices of the Peer Group is gathered through our advisors’ searches of publicly available information. Because of the variations between companies as to which individuals and roles compensation is disclosed, there will not be available directly comparable information from each peer company with respect to each of our Section 16 Officers or named executive officers.

Principal Elements of Executive Compensation

Base Salaries. Base salary will typically be used to recognize the experience, skills, knowledge and responsibilities required of each executive officer, as well as competitive market conditions. In establishing the 2007 base salaries of our named executive officers, our Compensation Committee took into account a number of factors, including the executive’s seniority, position and functional role and level of responsibility. In addition, we considered the competitive market for corresponding positions within comparable geographic areas and industries. For 2007, base salaries for our senior executives were and are generally positioned between the 25th and 50th percentile of our Peer Group, although actual base salaries may be higher or lower than this targeted positioning.

The base salary of our named executive officers is reviewed on an annual basis and adjustments will be made to reflect performance-based factors, as well as competitive conditions. We will not apply specific formulas to determine increases. Generally, executive salaries will be adjusted effective January 1 of each year. After considering the recommendations of the Chief Executive Officer with input from the Compensation Committee’s advisors with regard to the salaries of named executive officers other than himself, the Compensation Committee approved the following base salaries, effective as of May 1, 2007.

Name	Base Salary($)
Jagdeep Singh	230,000
Duston M. Williams	250,000
Scott A. Chandler	225,000
Thomas J. Fallon	250,000
David F. Welch	230,000

Pursuant to the 2008 annual compensation review and based on the performance of the Company in 2007, the Compensation Committee increased the base salaries, effective January 1, 2008, of the named executive officers as follows:

Executive Officer	Position	Old Base Salary ($)	New Base Salary ($)
Jagdeep Singh	Chairman, President and Chief Executive Officer	230,000	300,000
Duston M. Williams	Chief Financial Officer	250,000	280,000
Scott A. Chandler	Vice President, Worldwide Sales	225,000	280,000
Thomas J. Fallon	Chief Operating Officer	250,000	280,000
David F. Welch	Chief Marketing and Strategy Officer	230,000	280,000

Incentive Bonus. As discussed above, the Company’s compensation objective is to have a signification portion of each Section 16 Officer’s compensation tied to performance. To this end, the Company established a 2007 Bonus Plan that provides for performance based cash incentive opportunities for certain employees of the Company, including each of the Section 16 Officers, other than Mr. Chandler, our VP of Worldwide Sales. In establishing the amount of these bonus compensation amounts the Compensation Committee evaluated the total target cash compensation (base salary plus target amount of incentive cash payments) and compared it to the market benchmark data discussed above, including the Peer Group. The actual award earned may be higher or lower than this target incentive amount based on company and individual performance factors.

Under our 2007 Bonus Plan, the corporate objectives for bonuses for all Section 16 Officers, other than Mr. Chandler, were a combination of financial related measures. The payouts under the Bonus Plan range from 0% to a maximum of 200% of the targeted bonuses payout. The 2007 Bonus Plan did not include a discretionary element for the payment of the bonus to the named executive officers as the Compensation Committee sought to provide a common focus for the executive team and to encourage a team approach to the achievement of the 2007 objectives. Failure to achieve threshold performance against operating profit as adjusted for certain items, regardless of the achievement against other measures, would have resulted in no bonus being paid. In 2007, the Company’s objective was to target total cash compensation at approximately the 50th percentile relative to competitive market practices, although actual total cash compensation may be higher or lower than this targeted position. For 2007, the following target bonus percentages, as a percentage of base salary, were applied: Mr. Singh—100%, Mr. Williams—50%, Mr. Fallon—60% and Dr. Welch—40%. The targets for our 2007 Bonus Plan were tied to four financial metrics—invoiced shipments, gross margin on invoiced shipments, cash from operations and operating profit based on invoiced shipments. Infinera uses invoiced shipment measures of operating results and net income, which include changes in our deferred revenue and deferred cost of inventory balances from the prior period. We also use non-GAAP measures of operating results, net income and net income per share, which are adjusted to reflect invoiced shipments and exclude non-GAAP stock-based compensation and warrant valuation expenses. These adjustments to our GAAP results are made with the intent of providing a more accurate measure of Infinera’s underlying operating results and trends and our marketplace performance. The non-GAAP results are an indication of our baseline performance and are considered by management for the purpose of making operational decisions and by external investors in their analysis of the Company. The Company’s performance for 2007 yielded a 200% payout of the 2007 bonus amounts which were paid out in February 2008 as follows: Mr. Singh—$460,000, Mr. Williams -$250,000, Mr. Fallon—$300,000 and Dr. Welch—$184,000.

We expect to continue to pay cash bonuses in a single installment during the month of February of the year following the measurement year. These performance objectives may change from year-to-year as the company continues to evolve and different priorities are established, but are subject to the review and approval of the Compensation Committee. Awards under our bonus programs are based on a thorough quantitative and qualitative review of all the facts and circumstances related to company performance when determining each individual’s annual bonus.

Mr. Chandler’s bonus payout for 2007 was $325,807. Mr. Chandler’s bonus for 2007 was based on the Company’s achievement of an annual invoiced shipments target. The 2007 bonus earned by Mr. Chandler was a percentage of each dollar of invoiced shipments generated by the Company, and includes a higher percentage payout at higher invoiced shipments levels. Mr. Chandler’s annual bonus for 2007 had an expected payout of 100% of his annual salary at 100% achievement of his sales quota and did not have a minimum or maximum payout.

Long-Term Equity-Based Incentive Compensation. We believe that strong long-term corporate performance is achieved with a corporate culture that encourages a long-term focus by our named executive officers through the use of stock-based awards that fluctuate in value with our stock performance. Our equity incentive plans have been established to provide certain of our employees, including our executive officers, with incentives to help align those employees’ interests with the interests of our stockholders. In connection with our initial public offering, our Board of Directors adopted the 2007 Equity Incentive Plan, which permits the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, performance shares and other stock-based awards. Our equity awards are designed to align management’s performance objectives with the interests of our stockholders. Our Compensation Committee grants equity awards to key executives in order to enable them to participate in the long-term appreciation of our stockholder value, while reducing or eliminating the economic benefit of such awards in the event we do not perform well. Additionally, to the extent equity awards are given in the form of option grants these provide an important retention tool for key executives, as they are in almost all cases subject to vesting over an extended period of time subject to continuing service with the Company.

We use a number of methodologies to make external comparisons when we set the number of options to be granted to each executive officer. On an individual basis, we compare the fair value of the grant to those executives made at the Peer Group using a Black-Scholes valuation for equity awards that is consistent with SFAS 123(R), and the number of option shares granted by position as a percentage of total common shares outstanding. We believe these comparisons provide important additional context for comparing the competitiveness of our equity-based compensation practices versus the market.

The annual performance equity awards we make to our executive officers will be driven by our sustained performance over time, our executive officers’ ability to impact our results that drive stockholder value, their organization level, their potential to take on roles of increasing responsibility, and competitive equity award levels for similar positions and organization levels in comparable companies. Equity forms a key part of the overall compensation for each executive officer and will be considered each year as part of the annual performance review process and incentive payout calculation. In 2007, the Company’s objective was to target long term equity incentive compensation at the 75th percentile relative to market practices. In addition, the Compensation Committee also evaluated the retention value of prior equity awards to an individual based on the potential value of the unvested portion of those awards under various scenarios.

In 2007, the Compensation Committee granted stock options to our named executive officers during our annual stock grant process as follows:

Name	Number of Shares
Jagdeep Singh	412,500
Duston M. Williams	206,250
Scott A. Chandler	123,750
Thomas J. Fallon	206,250
David F. Welch	206,250

To date, we have not awarded shares of restricted stock or restricted stock units to our named executive officers. Since we have been in a high-growth phase of our business and our stock has only recently become publicly traded, the Compensation Committee believed in 2007 that options provided a more powerful incentive to our named executive officers. However, the Compensation Committee may make restricted stock or similar equity grants in the future.

Perquisites

Our Section 16 Officers participate in the same group insurance and employee benefit plans as our other salaried employees. The Company provides employee benefits programs to all employees, including Section 16 Officers, that the Company and the Compensation Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain employees. These include medical, dental, vision, disability and other plans and programs made available to other full time employees in the applicable country of residence. At this time, we do not provide special plans or programs for our Section 16 Officers. Accordingly, employee benefits and perquisites are reviewed from time to time only to ensure that benefit levels remain competitive, but are not included in the Committee’s annual determination of a Section 16 Officer’s compensation package.

The Company has a 401(k) tax-qualified retirement savings plan pursuant to which all U.S. based employees are entitled to participate. Employees can make contributions to the plan on a before-tax basis to the maximum amount prescribed by the Internal Revenue Service. The Company does not provide any matching to these contributions. Other than this plan, the Company does not maintain any other deferred savings plans in which the Section 16 Officers participate. The Company does not maintain or provide any defined benefit plans for its employees.

Change in Control Severance Benefits

The Compensation Committee considers maintaining a stable and effective management team to be essential to protecting and enhancing the best interests of the Company and its stockholders. To that end, the Compensation Committee recognized that the possibility of a change in control may exist from time to time, and that this possibility, and the uncertainty and questions it may raise among management, may result in the departure or detraction of management to the detriment of the Company and its stockholders. Accordingly, the Compensation Committee decided to take appropriate steps to encourage the continued attention, dedication and continuity of members of the Company’s management to their assigned duties without the distraction that may arise from the possibility of a change in control. As a result, the Company has entered into change of control agreements with each of our vice president level officers and above including our named executive officers. Our chief executive officer, chief financial officer and chief operating officer will receive the following benefits if we undergo a change of control transaction and such officer is terminated without cause or is constructively terminated within 12 months following the change of control, subject to the individual’s prior execution of a general release in our favor:

•	50% of the shares subject to the new hire option grant or stock award made to such officer will vest;

•	100% of the unvested shares of each subsequent option or stock award will vest; and

•	the officer will be paid a lump sum equal to 12 months of base salary and will be provided with up to 12 months of COBRA.

Our other vice president level officers will receive the following benefits if we undergo a change of control transaction and such officer is terminated without cause or is constructively terminated within 12 months following the change of control, subject to the individual’s prior execution of a general release in our favor:

•	50% of the shares subject to the new hire option grant or stock award made to such officer will vest;

•	50% of the unvested shares of each subsequent option or stock award will vest; and

•	the officer will be paid a lump sum equal to six months of base salary and will be provided up to six months of COBRA.

Stock Ownership Guidelines

The Company believes that the significant component of each Section 16 Officer’s overall compensation based on equity awards is sufficient to align the officer’s interest with those of the stockholders. We currently do not require our directors or Section 16 Officers to own a particular amount of our Common Stock. The Compensation Committee is satisfied that stock and option holdings among our directors and Section 16 Officers are sufficient at this time to provide motivation and to align this group’s interests with those of our stockholders.

Stock Option Granting Policy

In 2007, the Compensation Committee approved a policy for granting stock options and equity awards. New hire and ad hoc promotional and adjustment grants to non-executive employees are to be granted monthly on the first Monday of each month by a subcommittee of the Board of Directors consisting of our CEO—created by the Compensation Committee. Grants by this subcommittee must be consistent with the annual grant guidelines that are reviewed and approved by the Compensation Committee. All new hire grants to Section 16 Officers and grants that are outside of the pre-approved Compensation Committee guidelines must be made by the Compensation Committee. Annual performance equity awards for all employees, including Section 16 Officers will be scheduled to occur during the first open trading window of each new calendar year and shall be approved by the Compensation Committee.

Revision of Financial Metrics

The Compensation Committee has not adopted a policy with respect to whether we will make retroactive adjustments to any cash-or equity-based incentive compensation paid to executive officers (or others) where the payment was predicated upon the achievement of financial results that were subsequently the subject of a revision.

Tax and Accounting Treatment of Compensation

Internal Revenue Code Section 162(m) limits the amount that we may deduct for compensation paid to our chief executive officer and to certain other of our most highly compensated officers to $1,000,000 per person, unless certain exemption requirements are met. Exemptions to this deductibility limit may be made for various forms of “performance-based” compensation. In addition to salary and bonus compensation, upon the exercise of stock options that are not treated as incentive stock options, the excess of the current market price over the option price, or option spread, is treated as compensation and accordingly, in any year, such exercise may cause an officer’s total compensation to exceed $1,000,000. Under certain regulations, option spread compensation from options that meet certain requirements will not be subject to the $1,000,000 cap on deductibility, and in the past we have granted options that we believe met those requirements. While the Compensation Committee cannot predict how the deductibility limit may impact our compensation program in future years, the Compensation Committee intends to maintain an approach to executive compensation that strongly links pay to performance. While the Compensation Committee has not adopted a formal policy regarding tax deductibility of compensation paid to our chief executive officer and certain other of our most highly compensated officers, the Compensation Committee intends to consider tax deductibility under Rule 162(m) as a factor in compensation decisions.

We account for equity compensation paid to our employees under the rules of SFAS 123(R), which requires us to estimate and record an expense for each award of equity compensation over the service period of the award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is incurred.

Summary

The Compensation Committee believes that our compensation philosophy and programs are designed to foster a performance-oriented culture that aligns our executive officers’ interests with those of our stockholders. The Compensation Committee also believes that the compensation of our executives is both appropriate and responsive to the goal of improving stockholder value.

Compensation Committee Report

The Compensation Committee has reviewed the Compensation Discussion and Analysis. Based on its review the Compensation Committee recommended that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

Reed E. Hundt, Chairman
Hugh C. Martin
Carl Redfield

2007 Summary Compensation Table

The following table sets forth all of the compensation awarded to, earned by, or paid to our principal executive officer, principal financial officer and our three other highest paid executive officers. We refer to these executive officers as our “named executive officers.”

Name and Principal Position	Year	Salary ($)	Option Awards(1)	Non-Equity Incentive Plan Compensation ($)(2)		All Other Compensation ($)	Total ($)
Jagdeep Singh President,	2007	219,500	598,025	460,000		—	1,277,525
Chief Executive and Chairman of the Board	2006	200,000	44,572	32,526		—	277,098
Duston M. Williams	2007	250,000	337,311	250,000		—	837,331
Chief Financial Officer	2006	129,808	44,856	40,657		—	215,321
Scott A. Chandler	2007	225,000	163,335	325,807	(3)	—	714,142
VP Worldwide Sales	2006	225,000	7,429	984,946	(3)	—	1,217,375
Thomas J. Fallon	2007	230,962	278,532	300,000		—	809,494
Chief Operating Officer	2006	200,000	116,410	32,526		—	348,936
David F. Welch	2007	219,500	298,222	184,000		—	701,722
Chief Marketing and Strategy Officer	2006	200,000	22,286	32,526		—	254,812

(1)

The amounts in this column represent the dollar amount recognized for financial statement purposes in 2007, computed in accordance with FAS 123(R), and thus may include amounts from options granted in years prior to 2007. See Note 1 of the notes to our consolidated financial statements contained in our 2007 Annual Report on Form 10-K filed on February 19, 2008 for a discussion of all assumptions made by us in determining the FAS 123(R) values of equity awards.

(2)

These amounts represent annual incentive bonus awards under the 2007 Bonus Plan, which is discussed and analyzed beginning on page 26. See the Grants of Plan-Based Awards Table for more information on each annual incentive award in fiscal 2007.

(3)	Mr. Chandler earned these amounts solely through sales commissions related to certain individual performance targets.

2007 Grants of Plan Based Awards

The following table sets forth information regarding fiscal 2007 annual incentive bonus awards and each equity award granted to our named executive officers during fiscal year 2007. Columns otherwise required by SEC rules are omitted where there is no amount to report.

Name	Type of Award	Grant Date	Actual($)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards Target($)	Maximum($)	All Other Option Awards: Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards($)(1)
Jagdeep Singh	A. Stock options	6/6/2007	—	—	—	412,500	13.00	4,019,524
	B. Annual Incentive	—	460,000	230,000	460,000	—	—	—

Duston M. Williams	A. Stock options	6/6/2007	—	—	—	206,250	13.00	2,009,762
	B. Annual Incentive	—	250,000	125,000	250,000	—	—	—

Scott A. Chandler	A. Stock options	6/6/2007	—	—	—	123,750	13.00	1,205,857
	B. Annual Incentive	—	325,807	225,000	n/a	—	—	—

Thomas J. Fallon	A. Stock options	6/6/2007	—	—	—	206,250	13.00	2,009,762
	B. Annual Incentive	—	300,000	150,000	300,000	—	—	—

David F. Welch	A. Stock options	6/6/2007	—	—	—	206,250	13.00	2,009,762
	B. Annual Incentive	—	184,000	92,000	184,000	—	—	—

(1)	Represents the fair value of each stock option as of the date it was granted, computed in accordance with FAS 123(R).

Description of Awards Granted in 2007

The following narrative discusses the material information necessary to understand the information in the table above.

Option Awards. Each of Messrs. Singh, Williams, Chandler, Fallon and Welch were granted options on June 6, 2007 to purchase the respective shares as indicated above in the 2007 Grants of Plan Based Awards. The options, which were granted under our 2007 Equity Incentive Plan, vest monthly over five years from the vesting commencement date of April 24, 2007, except for Mr. Williams which vests monthly over a five year period with a vesting commencement date of June 19, 2007.

Non-Equity Incentive Plan Awards. These amounts reflect the potential target and maximum annual incentive bonus awards payable under the 2007 Bonus Plan. Amounts actually earned under the 2007 Bonus Plan are reported in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table and were the maximum payouts under the Plan for Messrs. Singh, Williams and Fallon and Dr. Welch.

The target amount paid under the 2007 Bonus Plan varies depending on how actual performance compares to the established performance goals set forth on page 26 of the Compensation Discussion and Analysis section of this Proxy Statement. Participants in the 2007 Bonus Plan must have been employed at the end of the 2007 to receive the bonus payment. The Company performed above the target level and paid bonuses under the 2007 Bonus Plan to each of the named executive officers at 200% of the target payout amount, other than Scott A. Chandler. Mr. Chandler’s bonus for 2007 was based on the Company’s achievement of an annual invoiced shipments target.

Outstanding Equity Awards at Fiscal Year-End 2007

The following table sets forth information regarding each unexercised option held by each of our named executive officers as of December 29, 2007.

					Option Awards
Name	Grant Date	Number of Securities Underlying Options Total Grant(#)	Number of Securities Underlying Unexercised Options Exercisable(#)		Number of Securities Underlying Unexercised Options Unexercisable(#)	Option Exercise Price($)	Option Expiration Date
Jagdeep Singh	11/28/2005	274,999	274,999	(1)	—	1.32	11/28/2015
	8/8/2006	375,000	375,000	(2)	—	2.00	8/8/2016
	6/6/2007	412,500	55,000	(3)	357,500	13.00	6/6/2017
Duston M. Williams	8/8/2006	375,000	250,000	(4)	—	2.00	8/8/2016
	6/6/2007	206,250	20,625	(5)	185,625	13.00	6/6/2017
Scott A. Chandler	7/6/2004	15,000	15,000	(6)	—	2.24	7/6/2014
	2/2/2005	17,500	4,378	(7)	—	0.76	2/2/2015
	11/28/2005	65,681	27,369	(8)	—	1.32	11/28/2015
	8/8/2006	62,500	58,253	(9)	—	2.00	8/8/2016
	6/6/2007	123,750	16,500	(10)	107,250	13.00	6/6/2017
Thomas J. Fallon	8/8/2006	100,000	100,000	(11)	—	2.00	8/8/2016
	6/6/2007	206,250	27,500	(12)	178,750	13.00	6/6/2017
David F. Welch	8/8/2006	187,500	187,500	(13)	—	2.00	8/8/2016
	6/6/2007	206,250	27,500	(14)	178,750	13.00	6/6/2017

(1)	1/48 th of the shares vested on August 26, 2005, thereafter the option vests with respect to 5,729 shares after each month of service.
(2)	1/48th of the shares vested on July 29, 2006, thereafter the option vests with respect to 7,813 shares after each month of service.
(3)	Starting on April 24, 2007, the option vests with respect to 6,875 shares after each month of service.
(4)	1/4th of the shares vested on June 19, 2007, thereafter the option vests with respect to 7,813 shares after each month of service.
(5)	Starting on July 19, 2007, the option vests with respect to 3,438 shares after each month of service.
(6)	1/48th of the shares vested on June 27, 2004, thereafter the option vests with respect to 313 shares after each month of service.
(7)	1/4th of the shares vested on November 18, 2005, thereafter the option vests with respect to 365 shares after each month of service.
(8)	1/48th of the shares vested on August 26, 2005, thereafter the option vests with respect to 1,368 shares after each month of service.
(9)	1/48th of the shares vested on July 29, 2006, thereafter the option vests with respect to 1,302 shares after each month of service.
(10)	Starting on April 24, 2007, the option vests with respect to 2,063 shares after each month of service.
(11)	1/48th of the shares vested on July 29, 2006, thereafter the option vests with respect to 2,083 shares after each month of service.
(12)	Starting on April 24, 2007, the option vests with respect to 3,438 shares after each month of service.
(13)	1/48th of the shares vested on July 29, 2006, the option vests with respect to 3,906 shares after each month of service.
(14)	Starting on April 24, 2007, the option vests with respect to 3,438 shares after each month of service

2007 Option Exercises

The following table presents information regarding stock options exercised by our named executive officers during 2007. Value realized is calculated by subtracting the aggregate exercise price of the options exercised from the aggregate market value of the shares of common stock acquired on the date of exercise.

	Option Awards
Name	Grant Date	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Duston M. Williams	8/8/2006	125,000	255,000
Scott A. Chandler	5/16/2003	33,750	604,463
	11/28/2005	2,003	36,915
	8/8/2006	4,247	75,384
	2/2/2005	13,122	248,793
	11/28/2005	36,878	678,589

Severance and Change in Control Arrangements

Acceleration

The named executive officers are entitled to the following option acceleration upon the occurrence of a change of control and termination:

Each option granted to Mr. Singh, Mr. Williams and Mr. Fallon will vest with respect to 50% of the shares subject to their new hire option grant or stock award, along with 100% of the unvested shares of each subsequent option or stock award. Mr. Williams is also entitled to an additional two years vesting of his initial option grant if he is terminated without Cause in connection with the appointment of a new chief executive officer.

Each option granted to Mr. Chandler and Dr. Welch will vest with respect to 50% of the shares subject to his new hire option grant or stock awards and 50% of the unvested shares of each subsequent option or stock award upon a change in control.

A change in control (“Change of Control”) includes:

•	a merger of Infinera after which our own stockholders own 50% or less of the surviving corporation or its parent company; or

•	a sale of all or substantially all of our assets.

A termination includes:

•

If (i) within twelve (12) months following a Change of Control, (A) the Company (or any parent or subsidiary of the Company) terminates Executive’s employment without Cause, or (B) Executive resigns his or her employment as a result of a Constructive Termination, and (ii) Executive signs and does not revoke a standard release of claims with the Company in a form acceptable to the Company, then Executive will receive severance from the Company.

•

Executive’s resignation as a result of, and within thirty (30) days following: (i) a reduction in Executive’s job, duties or responsibilities in a manner that is substantially inconsistent with the position, duties or responsibilities held by Executive immediately before such reduction, or (ii) a reduction in Executive’s base salary other than in connection with and consistent with a general reduction of all employee base salaries.

Severance

Mr. Singh, Mr. Williams and Mr. Fallon will be paid upon a Change of Control and termination (a double trigger), a lump sum equal to 12 months of base salary and will be provided with up to 12 months of COBRA. Mr. Williams is also entitled to an additional two years of vesting of his initial option grant if he is terminated without Cause in connection with the appointment of a new chief executive officer.

Mr. Chandler and Dr. Welch will be paid upon a Change of Control and termination, a lump sum equal to six months of base salary and will be provided with up to six months of COBRA.

A condition to receipt of any Change of Control benefit is that the named executive officer signs a standard release of claims against the Company.

Estimated Payments and Benefits Upon Termination

The amount of compensation and benefits payable to each named executive officer in each termination and change in control situation has been estimated in the tables below. The value of the option and common stock vesting acceleration was calculated based on the assumption that the change in control and the executive’s employment termination occurred on December 29, 2007. The closing price of our stock as of the last day prior to our yearly close, December 28, 2007, was $14.05, which was used as the value of our stock in the calculations. The value of the vesting acceleration was calculated by multiplying the number of accelerated option shares and common stock as of December 29, 2007 by the spread between the closing price of our stock as of December 28, 2007 and the exercise price for such unvested option shares and common stock.

		Potential Payments in Connection With:
		Non-Change in Control			Change in Control
Name	Type of Benefit	Termination Without Cause ($)	Termination Without Cause after Change of CEO($)		Termination Without Cause or Constructively Terminated After Change of Control ($)
Jagdeep Singh	- Cash Severance	—			230,000
	- Vesting Acceleration(1)	—			5,623,612
	- Continued Coverage of Employee Benefits	—			13,397
	- Accrued Vacation Pay	55,288			55,288

	- Total Benefits	55,288			5,922,297

Duston M. Williams	- Cash Severance	—			250,000
	- Vesting Acceleration(2)	—	2,259,375	(2a)	2,454,281
	- Continued Coverage of Employee Benefits	—			15,549
	- Accrued Vacation Pay	16,408	16,408		16,408

	- Total Benefits	16,408	2,275,783		2,736,238

Scott A. Chandler	- Cash Severance	—			112,500
	- Vesting Acceleration(3)	—			493,027
	- Continued Coverage of Employee Benefits	—			7,615
	- Accrued Vacation Pay	50,860			50,860

	- Total Benefits	50,860			664,002

Thomas J. Fallon	- Cash Severance	—			250,000
	- Vesting Acceleration(4)	—			2,008,744
	- Continued Coverage of Employee Benefits	—			15,549
	- Accrued Vacation Pay	—			—

	- Total Benefits	—			2,274,293

David F. Welch	- Cash Severance	—			115,000
	- Vesting Acceleration(5)	—			1,382,242
	- Continued Coverage of Employee Benefits	—			7,775
	- Accrued Vacation Pay	37,571			37,571

	- Total Benefits	37,571			1,542,588

(1)	The vesting of 778,856 shares of common stock would accelerate if this officer were terminated without Cause or Constructively Terminated in connection with a Change of Control on December 29, 2007.

(2)

The vesting of 185,625 shares of common stock would accelerate if this officer were terminated without Cause or Constructively Terminated in connection with a Change of Control or (2a) 187,500 shares of common stock would accelerate if he were terminated without Cause in connection with the appointment of a new chief executive officer, in each instance as of December 29, 2007.

(3)	The vesting of 88,943 shares of common stock would accelerate if this officer were terminated without Cause or Constructively Terminated in connection with a Change of Control on December 29, 2007.
(4)

The vesting of 317,657 shares of common stock would accelerate vest if this officer were terminated without Cause or Constructively Terminated in connection with a Change of Control on December 29, 2007.

(5)	The vesting of 192,684 shares of common stock would accelerate if this officer were terminated without Cause or Constructively Terminated in connection with a Change of Control on December 29, 2007.

Compensation of Directors

During 2007, our directors did not receive any cash compensation for the first two fiscal quarters they served as members of the Board of Directors or any committee of the Board of Directors. Beginning with the first day of the first full fiscal quarter after the closing of our initial public offering on June 12, 2007 and for 2007, each non-employee member of our Board of Directors received an annual retainer of $20,000 and fees of $2,000 per meeting of the Board of Directors attended in person and $1,000 per meeting attended telephonically. In addition, for such period in 2007, each non-employee director serving on our Audit Committee, Compensation Committee, and Nominating & Governance Committee was entitled to fees of $1,000 per meeting attended in person or telephonically, and the chair of each such committee was entitled to additional fees of $1,000, $500 and $500, respectively, per meeting attended in person or telephonically. Effective January 1, 2008, each non-employee member of our Board of Directors received an annual retainer of $30,000 and fees of $2,000 per meeting of the Board of Directors attended in person and $2,000 per meeting attended telephonically, and our lead independent director received an annual retainer of $15,000. In addition, effective January 2008, the chairman of the Audit Committee received an annual retainer of $10,000 and the chairman of each of the Compensation Committee and Nominating and Governance Committee received an annual retainer of $5,000. Also, effective January 1, 2008 each chairperson of the Audit Committee, Compensation Committee, and the Nominating and Governance Committee is entitled to fees of $1,000 per committee meeting attended in person or telephonically. In addition, we have a policy of reimbursing our directors for reasonable travel, lodging and other expenses incurred in connection with their attendance at board or committee meetings.

On January 3, 2007, we granted Alexandre Balkanski a stock option to purchase 75,000 shares of our common stock in connection with his service on the Board of Directors. Dr. Balkanski’s option vests at the rate of  1/4th upon January 3, 2008 and  1/48th per month thereafter. On February 7, 2007, we granted Reed E. Hundt a stock option to purchase 75,000 shares of our common stock in connection with his commencement of service on the Board of Directors. Mr. Hundt’s option vests at the rate of  1/4th upon the one year anniversary date and  1/48th per month thereafter. On June 6, 2007, we awarded additional stock options in the amount of 12,500 shares to each non-employee member of the Board of Directors, with the exception of Reed E. Hundt, and these options vest monthly over a period of 4 years.

Future non-employee directors will be entitled to an initial stock option award to purchase 50,000 shares of our common stock upon such director’s election to the Board of Directors. The option shall vest over a four year period with 25% vesting after the first twelve months of service and the remainder vesting ratably each month thereafter over the next three years. Each year, each non-employee director typically will receive an annual equity award upon the date of the annual meeting of stockholders. This year, each continuing non-employee member of the Board of Directors will receive a stock option grant in the amount of 12,500 shares on the date of the Annual Meeting. These shares will vest monthly over a one year period, subject to continued service as a director through the relevant vesting dates. All such options will be granted at the closing market price on the date of the award.

Annual grants for a member of the Board of Directors are not made in the same year as the initial grants for such member of the Board of Directors.

The following table sets forth all of the compensation awarded to, earned by, or paid to our non-employee directors in fiscal year 2007.

Name	Cash Compensation ($)(1)	Option Awards ($)(2)		Total ($)
Alexandre Balkanski	43,000	56,412	(3)	99,412
Kenneth A. Goldman	36,000	29,956	(4)	65,956
Reed Hundt	36,000	67,361	(5)	103,361
Hugh Martin	37,000	34,464	(6)	71,464
Dan Maydan	32,000	23,687	(7)	55,687
Carl Redfield	40,000	37,443	(8)	77,443
Pradeep Sindhu	24,000	26,416	(9)	50,416

(1)	The amounts in this column represent cash compensation paid to the director for services during 2007.
(2)

The amounts in this column represent the dollar amount recognized for financial statement reporting purposes in 2007, computed in accordance with FAS 123(R), and thus may include amounts from options granted in years prior to 2007.

(3)

On January 3, 2007, Dr. Balkanski was granted an option to purchase 75,000 shares of our common stock. The grant date fair value of such option, computed in accordance with FAS 123(R), was $159,292. In addition, Dr. Balkanski was granted an option to purchase 12,500 shares of our common stock on June 6, 2007 with a grant date fair value, computed in accordance with FAS 123(R), of $118,126. As of December 29, 2007, Dr. Balkanski held outstanding options to purchase an aggregate of 91,879 shares of our common stock. See Note 1 of the notes to our consolidated financial statements contained in our Annual Report on Form 10-K filed on February 19, 2008, for a discussion of all assumptions made by the Company in determining the grant date fair value of its equity awards.

(4)

On June 6, 2007, Mr. Goldman was granted an option to purchase 12,500 shares of our common stock. The grant date fair value of such option, computed in accordance with FAS 123(R), was $118,126. As of December 29, 2007, Mr. Goldman held outstanding options to purchase an aggregate of 12,500 shares of our common stock. See Note 1 of the notes to our consolidated financial statements contained in our Annual Report on Form 10-K filed on February 19, 2008, for a discussion of all assumptions made by the Company in determining the grant date fair value of its equity awards.

(5)

On February 7, 2007, Mr. Hundt was granted an option to purchase 75,000 shares of our common stock. The grant date fair value of such option, computed in accordance with FAS 123(R), was $302,812. As of December 29, 2007, Mr. Hundt held outstanding options to purchase an aggregate of 25,000 shares of our common stock, since he early exercised 50,000 of his initial 75,000 option grant. See Note 1 of the notes to our consolidated financial statements contained in our Annual Report on Form 10-K filed on February 19, 2008, for a discussion of all assumptions made by the Company in determining the grant date fair value of its equity awards.

(6)

On June 6, 2007, Mr. Martin was granted an option to purchase 12,500 shares of our common stock. The grant date fair value of such option, computed in accordance with FAS 123(R), was $118,126. As of December 29, 2007, Mr. Martin held outstanding options to purchase an aggregate of 56,250 shares of our common stock. See Note 1 of the notes to our consolidated financial statements contained in our Annual Report on Form 10-K filed on February 19, 2008, for a discussion of all assumptions made by the Company in determining the grant date fair value of its equity awards.

(7)

On June 6, 2007, Mr. Maydan was granted an option to purchase 12,500 shares of our common stock. The grant date fair value of such option, computed in accordance with FAS 123(R), was $118,126. As of December 29, 2007, Mr. Maydan held outstanding options to purchase an aggregate of 12,500 shares of our common stock. See Note 1 of the notes to our consolidated financial statements contained in our Annual Report on Form 10-K filed on February 19, 2008, for a discussion of all assumptions made by the Company in determining the grant date fair value of its equity awards.

(8)

On June 6, 2007, Mr. Redfield was granted an option to purchase 12,500 shares of our common stock. The grant date fair value of such option, computed in accordance with FAS 123(R), was $118,126. As of December 29, 2007, Mr. Redfield held outstanding options to purchase an aggregate of 12,500 shares of our common stock. See Note 1 of the notes to our consolidated financial statements contained in our Annual Report on Form 10-K filed on February 19, 2008, for a discussion of all assumptions made by the Company in determining the grant date fair value of its equity awards.

(9)

On June 6, 2007, Dr. Sindhu was granted an option to purchase 12,500 shares of our common stock. The grant date fair value of such option, computed in accordance with FAS 123(R), was $118,126. As of December 29, 2007, Dr. Sindhu held outstanding options to purchase an aggregate of 12,500 shares of our common stock. See Note 1 of the notes to our consolidated financial statements contained in our Annual Report on Form 10-K filed on February 19, 2008, for a discussion of all assumptions made by the Company in determining the grant date fair value of its equity awards.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We have adopted a formal policy that our executive officers, directors, and principal stockholders, including their immediate family members and affiliates, are not permitted to enter into a related party transaction with us without the prior consent of our Audit Committee, or other independent members of our Board of Directors in the case it is inappropriate for our Audit Committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of such persons’ immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to our audit committee for review, consideration and approval. All of our directors, executive officers and employees are required to report to our audit committee any such related party transaction. In approving or rejecting the proposed agreement, our audit committee shall consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director’s independence. Our audit committee shall approve only those agreements that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our audit committee determines in the good faith exercise of its discretion. All of the transactions described above were entered into prior to the adoption of this policy.

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

A number of brokers with account holders who are Infinera Corporation stockholders will be “householding” our proxy materials. A single Proxy Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Proxy Statement and Annual Report on Form 10-K, please notify your broker and direct your written request to Infinera Corporation, 169 Java Drive, Sunnyvale, CA 94089, Attn: Secretary, or call (408) 572-5200. Stockholders who currently receive multiple copies of the Proxy Statement at their address and would like to request “householding” of their communications should contact their broker.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/S/ MICHAEL O. MCCARTHY, III
Michael O. McCarthy, III Chief Legal Officer and Secretary

March 21, 2008

Appendix A

CHARTER OF THE

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF

INFINERA CORPORATION

PURPOSE:

The purpose of the Audit Committee of the Board of Directors of Infinera Corporation (the “Company”) shall be to:

•	Oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company;

•

Assist the Board in oversight and monitoring of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications, independence and performance, and (iv) the Company’s internal accounting and financial controls;

•	Prepare the report that the rules of the Securities and Exchange Commission (the “SEC”) require to be included in the Company’s annual Proxy Statement;

•	Provide the Company’s Board with the results of its monitoring and recommendations derived therefrom; and

•	Provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the attention of the Board.

In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

MEMBERSHIP:

The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors. The Audit Committee will consist of at least three members of the Board of Directors. Members of the Audit Committee must meet the following criteria (as well as any criteria required by the SEC):

•	Each member will be an independent director, as defined in (i) NASDAQ Rule 4200 and (ii) the rules of the SEC;

•	Each member will be able to read and understand fundamental financial statements, in accordance with the NASDAQ National Market Audit Committee requirements; and

•

At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a principal financial officer or other senior officer with financial oversight responsibilities.

RESPONSIBILITIES:

The responsibilities of the Audit Committee shall include:

•

Reviewing on a continuing basis the adequacy of the Company’s system of internal controls, including meeting periodically with the Company’s management and the independent registered public accounting firm to review the adequacy of such controls and to review before release the disclosure regarding such system of internal controls required under SEC rules to be contained in the Company’s periodic filings and the attestations or reports by the independent registered public accounting firm relating to such disclosure;

•

Appointing, compensating and overseeing the work of the independent registered public accounting firm (including resolving disagreements between management and the independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•

Pre-approving audit and non-audit services provided to the Company by the independent registered public accounting firm (or subsequently approving non-audit services in those circumstances where a subsequent approval is necessary and permissible); in this regard, the Audit Committee shall have the sole authority to approve the hiring and firing of the independent registered public accounting firm, all audit engagement fees and terms and all non-audit engagements, as may be permissible, with the independent registered public accounting firm;

•

Reviewing and providing guidance with respect to the external audit and the Company’s relationship with its independent registered public accounting firm by (i) reviewing the independent registered public accounting firm’s proposed audit scope, approach and independence; (ii) obtaining on a periodic basis a statement from the independent registered public accounting firm regarding relationships and services with the Company which may impact independence and presenting this statement to the Board of Directors, and to the extent there are relationships, monitoring and investigating them; (iii) reviewing the independent registered public accounting firm’s peer review conducted every three years and their annual Public Company Accounting Oversight Board (PCAOB) report; (iv) discussing with the Company’s independent registered public accounting firm the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management and any other matters described in SAS No. 61, as may be modified or supplemented; (v) reviewing reports submitted to the audit committee by the independent registered public accounting firm in accordance with the applicable SEC requirements; and (vi) directing the Company’s independent registered public accounting firm to take such other actions as may be necessary to comply with applicable law and listing requirements;

•

Reviewing and discussing with management and the independent registered public accounting firm the annual audited financial statements and quarterly unaudited financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to filing the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively, with the SEC;

•	Reviewing before release the unaudited quarterly operating results in the Company’s quarterly and annual earnings releases, as well as any other financial press releases;

•	Overseeing compliance with the requirements of the SEC for disclosure of auditor’s services and audit committee member qualifications and activities;

•	Reviewing, approving and monitoring the Company’s code of ethics for its senior financial officers, which is incorporated in the Company’s Code of Business Conduct and Ethics.

•	Reviewing and discussing, in conjunction with legal counsel, such other legal matters as may be appropriate in connection with the Audit Committee’s functions hereunder;

•	Reviewing the Company’s compliance with Company plans and policies as the same may be implemented from time to time;

•	If necessary, instituting special investigations with full access to all books, records, facilities and personnel of the Company;

•	As appropriate, obtaining advice and assistance from outside legal, accounting or other advisors;

•

Reviewing and, if appropriate, approving in advance any proposed transactions involving potential conflicts of interest, including, specifically, reviewing and approving all proposed related party transactions;

•	Reviewing its own charter, structure, processes and membership requirements;

•	Providing a report in the Company’s Proxy Statement in accordance with the rules and regulations of the SEC; and

•

Establishing procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

MEETINGS:

The Audit Committee will meet at least four times each year. The Audit Committee may establish its own schedule, which it will provide to the Board of Directors in advance.

The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at such times as are appropriate to review the financial affairs of the Company. The Audit Committee will meet separately with the independent registered public accounting firm of the Company, at such times as it deems appropriate, but not less than quarterly, to fulfill the responsibilities of the Audit Committee under this charter.

MINUTES:

The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

REPORTS:

In addition to preparing the report in the Company’s Proxy Statement in accordance with the rules and regulations of the SEC, the Audit Committee will summarize its examinations and recommendations to the Board of Directors as may be appropriate, consistent with the Committee’s charter.

COMPENSATION:

Members of the Audit Committee shall receive such fees, if any, for their service as Audit Committee members as may be determined by the Board of Directors in its sole discretion. Such fees may include retainers or per meeting fees. Fees may be paid in such form of consideration as is determined by the Board of Directors. Members of the Audit Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board of Directors or any committee thereof.

DELEGATION OF AUTHORITY:

The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Audit Committee at its scheduled meetings.

INFINERA CORPORATION

169 JAVA DRIVE

SUNNYVALE, CA 94089

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date

INFINERA CORPORATION

INFNR1

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER

COMMUNICATIONS

If you would like to reduce the costs incurred by Infinera Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage paid envelope we have provided or return it to Infinera Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

INFINERA CORPORATION

169 JAVA DRIVE

SUNNYVALE, CA 94089

2. To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of Infinera Corporation for its fiscal year ending December 27, 2008. NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

☐ ☐

Vote On Director

01) Alexandre Balkanski

1. To elect the following Class I director to serve until the 2011 annual meeting of stockholders or until his successor has been duly elected and qualified.

Class I Director Nominee:

Vote On Proposal

For Against Abstain

For Against

NOTE: Please sign as name appears hereon. Joint

owners should each sign. When signing as attorney,

executor, administrator, trustee or guardian, please

give full title as such.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

PROXY

INFINERA CORPORATION

Annual Meeting of Stockholders - May 13, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Ita Brennan and Michael O. McCarthy, III, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Infinera Corporation Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held May 13, 2008 or any adjournment, continuation or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.

(Continued, and to be marked, dated and signed, on the other side)